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                                                                     EXHIBIT 5.1

                                KING & SPALDING
                              191 PEACHTREE STREET
                             ATLANTA, GEORGIA 30305

                                  July 2, 1998

Budget Group, Inc.
Suite 210
125 Basin Street
Daytona Beach, Florida 32114

     Re: Budget Group Inc. -- Shelf Registration Statement on Form S-3

Ladies and Gentlemen:

     We have acted as counsel for Budget Group, Inc., a Delaware corporation (the "Company"), in connection with the preparation of a Registration Statement on Form S-3 (the "Registration Statement") filed with the Securities and Exchange Commission under the Securities Act of 1933, relating to the registration of up to an aggregate of 3,450,465 shares (the "Shares") of the Company's Class A Common Stock, par value $.01 per share, all of which are to be sold by certain stockholders of the Company.

     In connection with this opinion, we have examined and relied upon such records, documents, certificates and other instruments as in our judgment are necessary or appropriate to form the basis for the opinions hereinafter set forth. In all such examinations, we have assumed the genuineness of signatures on original documents and the conformity to such original documents of all copies submitted to us as certified, conformed or photographic copies, and as to certificates of public officials, we have assumed the same to have been properly given and to be accurate. As to matters of fact material to this opinion, we have relied upon statements and representations of representatives of the Company and of public officials.

     This opinion is limited in all respects to the General Corporation Law of the State of Delaware, and no opinion is expressed with respect to the laws of any other jurisdiction or any effect which such laws may have on the opinions expressed herein. This opinion is limited to the matters stated herein, and no opinion is implied or may be inferred beyond the matters expressly stated herein.

     Based upon the foregoing, and the other limitations and qualifications set forth herein, we are of the opinion that the Shares are validly issued, fully paid and nonassessable.

     This opinion is given as of the date hereof, and we assume no obligation to advise you after the date hereof of facts or circumstances that come to our attention or changes in law that occur which could affect the opinions contained herein.

     We hereby consent to the filing of this opinion as an Exhibit to the Registration Statement and to the reference to us under the caption "Legal Matters" in the Prospectus that is included in the Registration Statement.

                                          Very truly yours,

                                          /s/  KING & SPALDING